            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

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                                          GIVE THE                                                       GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:                 SOCIAL SECURITY               FOR THIS TYPE OF ACCOUNT:        IDENTIFICATION
                                          NUMBER OF --                                                   NUMBER OF --
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
 1. An individual's account               The individual                6. A valid trust, estate,        The legal entity (Do not
                                                                           or pension trust              furnish the identifying
 2. Two or more individuals               The actual owner of                                            number of the personal
    (joint account)                       the account or, if                                             representative or trustee
                                          combined funds, the                                            unless the legal entity
                                          first individual on                                            itself is not designated
                                          the account(1)                                                 in the account title(4)

 3. Custodian account of a minor          The minor(2)
    (Uniform Gift to Minors Act)

 4. a. The usual revocable savings        The grantor-trustee(1)        7. Corporate account             The corporation
       trust account (grantor is
       also trustee)                                                    8. Association, club,            The organization
                                                                           religious, charitable,
                                                                           educational or other
    b. So-called trust account that       The actual owner(1)              tax-exempt organization
       is not a legal or valid                                                                           The partnership
       trust under State law                                            9. Partnership account
                                                                                                         The broker or nominee
 5. Sole proprietorship account           The owner(3)                 10. A broker or registered
                                                                           nominee
                                                                                                         The public entity
                                                                       11. Account with the
                                                                           Department of Agriculture
                                                                           in the name of a public
                                                                           entity (such as a State or
                                                                           local government, school
                                                                           district or prison) that
                                                                           receives agricultural
                                                                           program payments

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

1  List first and circle the name of the person whose number you furnish.

2  Circle the minor's name and furnish the minor's social security number.

3  Show the name of the owner.

4  List first and circle the name of the valid trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempt from backup withholding on ALL payments include the following:
-   A corporation.
-   A financial institution.
- An organization exempt from tax under Section 501(a), or an individual retirement plan, or a custodial account under 403(b)(7).
-   The United States or any agency or instrumentality thereof.
- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
-   An international organization or any agency, or instrumentality thereof.
- A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
-   A real estate investment trust.
-   A common trust fund operated by a bank under Section 584(a).
-   A trust exempt from tax under Section 644 or described in Section 4947.
- An entity registered at all times during the tax year under the Investment Company Act of 1940.
-   A foreign central bank of issue.
- Payments made to a middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
- A futures commission merchant registered with the Commodity Futures Trading Commission.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
-   Payments to nonresident aliens subject to withholding under Section 1441.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
- Payments of patronage dividends where the amount received is not paid in money.
-   Payments made by certain foreign organizations.

  Payments of interest not generally subject to backup withholding include the following:
-   Payments of interest on obligations issued by individuals.
    Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.
- Payments of tax-exempt interest (including exempt interest dividends under Section 852).
-   Payments described in Section 6049(b)(5) to nonresident aliens.
-   Payments of tax-free covenant bonds under Section 1451.
-   Payments made by certain foreign organizations.
-   Mortgage interest paid by you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR, IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations thereunder.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payors who must report the payments to IRS. IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 20% of certain taxable payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN PAYMENTS.--If you fail to include properly on your tax return certain items reported to the IRS such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under payment of tax attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE